                                                                   EXHIBIT 10.35

                          CONSULTING AGREEMENT BETWEEN
                MCRAE B. JOHNSTON AND MGA INSURANCE COMPANY, INC.

     This Consulting Agreement (the "Consulting Agreement") is made and entered into on December 17, 2002, by and between McRae B. Johnston (hereafter "Johnston" or "You") and MGA Insurance Company, Inc., a Texas insurance company (hereafter "MGA" or the "Company"). Johnston and the Company are sometimes referred to collectively as the "Parties".

                                   WITNESSETH:

     WHEREAS, the Parties desire to enter into a business relationship whereby Johnston will provide consulting services to MGA from time to time; and

     WHEREAS, the Parties, contemporaneously with their execution of this Consulting Agreement, are entering into a Separation Agreement and Release (the "Initial MGA Release Agreement") pursuant to which, among other things, Johnston releases MGA from the claims set forth therein; and

     WHEREAS, subsequent to their execution of the Initial MGA Release Agreement, the Parties expect that Johnston shall remain an employee of MGA until March 1, 2003;

     WHEREAS, the Parties, following the termination of Johnston's employment with MGA, will enter into another Separation Agreement and Release (the "Post-Employment MGA Release Agreement") that is substantially identical to the Initial MGA Release Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

1. NATURE OF SERVICES TO BE PROVIDED. From time to time, MGA intends to seek the advice and counsel of Johnston with respect to various business issues including but not limited to MGA's Florida operations (reinsurance, regulatory filings, underwriting claims and marketing). Johnston hereby agrees to provide such advice and counsel to the best of his ability. The Parties expressly understand, agree and intend that Johnston will be an independent contractor and not an employee of MGA as a result of this Consulting Agreement.

2. WAIVER OF BENEFITS. Johnston hereby agrees that if any court of law determines he is or was an employee of MGA at any time during the Term of this Consulting Agreement, he agrees to waive any and all rights to participate in any MGA-sponsored benefit plans.

3. EFFECTIVE DATE. The Parties expressly agree that this Consulting Agreement shall become effective and enforceable when the Post-Employment MGA Release Agreement shall have been duly executed by the Parties and shall have become effective in accordance with its terms (the "Effective Date").

4. TERM. This term of this Consulting Agreement (the "Term") shall be from the Effective Date through March 1, 2004.

5. CONSIDERATION. In consideration for the services Johnston is obligated to provide hereunder and the release of claims set forth in the Post-Employment MGA Release Agreement, MGA agrees to pay Johnston $200,000.00 (TWO HUNDRED THOUSAND DOLLARS AND ZERO CENTS), to be made in four equal payments of $50,000.00 (FIFTY THOUSAND DOLLARS AND ZERO CENTS) during the Term on March 10, 2003, June 1, 2003, September 1, 2003 and December 1, 2003, respectively. However, subject to the provisions of paragraph 12 of this Consulting Agreement, if Johnston materially breaches the provisions of paragraphs 6, 7, 8, or 10 of this Consulting Agreement, MGA will be under no further obligation to make the payments described in the immediately preceding sentence. In addition, MGA will reimburse Johnston for all mutually agreed reasonable out-of-pocket costs and/or expenses incurred by Johnston in traveling outside of the Miami/Dade County, Florida area in providing services under this Consulting Agreement.

6. NON-SOLICITATION. It is recognized and understood by the Parties hereto that the employees, agents, independent contractors and sub-contractors of MGA, its parents, subsidiaries, or affiliates are integral to the business of MGA and that it is extremely important for MGA to retain their services. It is therefore understood and agreed by the Parties that, because of the nature of the business of MGA, its parents, subsidiaries, or affiliates, it is necessary to afford fair protection to MGA from the loss of any such employees, agents, independent contractors and sub-contractors. Consequently, Johnston covenants and agrees that until December 1, 2007, Johnston shall not, directly or indirectly, or through any other person, firm, or corporation, or in any capacity as described in this paragraph, whether for or on behalf of Johnston or for any entity in which Johnston shall have a direct or indirect interest (or any subsidiary or affiliate of any such entity), whether as a proprietor, partner, co-venturer, financier, investor, stockholder, director, officer, employer, employee, servant, agent, representative or otherwise, hire or engage or attempt to hire or engage any individual who is or has been an employee of MGA or any of its parents, subsidiaries, or affiliates at any time during the period commencing on July 1, 2002 and ending on December 1, 2007, other than Carlos De la Torre. Further, Johnston covenants and agrees that for a period commencing on the Effective Date of this Consulting Agreement and ending on December 1, 2007, Johnston shall not, directly or indirectly, or through any other person, firm, or corporation, or in any capacity as described in this paragraph above, induce, or attempt to induce or influence any employee, agent, independent contractor or sub-contractor of MGA, its parents, subsidiaries, or affiliates, to terminate employment or relationship with MGA, or any of its parents, subsidiaries, or affiliates, when MGA, or any of its parents, subsidiaries, or affiliates, desires to retain the services of that employee, agent, independent contractor, or sub-contractor.

7. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Johnston acknowledges and agrees that he has had and may continue to have access to certain Confidential Information, trade secrets and proprietary data of MGA, its parents, subsidiaries, or affiliates by virtue of Johnston's prior relationship with MGA and Johnston's past and future participation in MGA's activities and business. Johnston agrees to maintain (except with the specific prior written consent of MGA) the secrecy of all Confidential Information (as hereinafter defined) and agrees not to disclose such Confidential Information to any person(s), employer(s), partnership(s), corporation(s) or other equity of any nature whatsoever, and agrees to maintain such Confidential Information in the strictest confidence and trust. "Confidential Information" means, in whatever form (tangible or intangible, including electronic data recorded or retrieved by any means), any and all trade secrets, confidential knowledge, proprietary data, and information owned by MGA, or any of its parents, affiliates, or subsidiaries, furnished by MGA, or any of its parents, affiliates, or subsidiaries, to Johnston, or developed by MGA or any of its parents, affiliates, subsidiaries, agents, contractors, or employees and which relate to the business or activities of MGA, including technical specifications, diagrams, flow charts, methods, processes, procedures, discoveries, concepts, calculations, techniques, formulae, systems, production plans, designs, research and development plans, marketing plans, business plans, business opportunities, cost and pricing data, customer records and lists, general chemical, engineering, manufacturing, financial and marketing know-how, copyrightable works and applications for registrations thereof, pending applications for letters patent of the United States and foreign countries, and any such that are issued, granted or published, in common law, state and federal rights relating to and under any trademarks, trade names or service marks (and also including any of the foregoing provided to Johnston by or on behalf of MGA or its parents, subsidiaries, or affiliates prior to the Effective Date of this Consulting Agreement), but expressly excluding information which (1) was available to the public prior to the time of disclosure to Johnston; (2) becomes available to the public through no act or omission of Johnston; or (3) becomes available to Johnston through or from a third party who is not under any obligation of confidentiality to MGA, or any of its parents, subsidiaries, or affiliates. Johnston hereby expressly acknowledges and agrees that if Johnston shall seek to disclose, divulge, reveal, report, publish, transfer or use, for any purpose whatsoever, any Confidential Information, Johnston shall bear the burden of proving that any such information has become publicly available other than through the act or omission of Johnston and does not constitute a breach of any obligation of Johnston hereunder. Johnston may disclose Confidential Information if required to disclose such information by law or court order, but before doing so Johnston must provide notice to MGA with regard to such potential disclosure.

8. NON-COMPETITION. Until after December 31, 2004, Johnston shall not do any of the following:

          (i) engage directly or indirectly, alone or as a shareholder, partner, director, officer, employee of or consultant to any other business organization, in any business activities that are in the business of writing, claims adjusting, premium financing, selling, underwriting, or acting as an agent with respect to private passenger automotive insurance in the State of Florida (the "Designated Industry"); or

          (ii) approach any customer of Company in an attempt to divert it to any competitor of Company in the Designated Industry.

          (b) Johnston's noncompetition obligations hereunder shall not preclude Johnston from owning less than five percent of the common stock of any publicly traded corporation conducting business activities in the Designated Industry. If at any time the provisions of this Section 8 are determined to be invalid or unenforceable by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 8 shall be considered divisible and shall be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and Johnston agrees that this Section 8 as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein. After two (2) years from the termination of this Consulting Agreement, Johnston may engage in any activity in the Designated Industry subject to Sections 6 and 7.

9. SCOPE OF RESTRICTIONS ON JOHNSTON. JOHNSTON HAS CAREFULLY READ AND CONSIDERED THE PROVISIONS OF THIS CONSULTING AGREEMENT AND, HAVING DONE SO, AGREES THAT THE RESTRICTIONS SET FORTH HEREIN ARE REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE BUSINESS INTERESTS AND GOODWILL OF MGA AND ITS BUSINESS, OFFICERS, DIRECTORS AND EMPLOYEES. JOHNSTON FURTHER AGREES THAT THE RESTRICTIONS SET FORTH IN THIS CONSULTING AGREEMENT ARE NOT INCLUDED IN THIS CONSULTING AGREEMENT TO IMPAIR JOHNSTON'S ABILITY TO SECURE EMPLOYMENT WITHIN THE FIELD OR FIELDS OF JOHNSTON'S CHOICE, INCLUDING THOSE AREAS IN WHICH JOHNSTON IS, IS TO BE, OR HAS BEEN EMPLOYED BY ANY OF THE COMPANY PARTIES (EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN SECTION 8) BUT INSTEAD TO PROTECT THE CONFIDENTIALITY OF MGA'S CONFIDENTIAL INFORMATION AND TRADE SECRETS AND LEGITIMATE BUSINESS INTERESTS.

10. REPRESENTATIONS OF NO LAWSUITS. Johnston represents that he has filed no lawsuits against MGA, GAINSCO, NSL, Lalande, or DLT and each of their current and former parents, owners, stockholders, predecessors, successors, assigns, agents, consultants, directors, officers, employees, representatives, attorneys, divisions, subsidiaries, affiliates and all persons acting by, through, under or in concert with any of them, (collectively the "Released Parties") or, if Johnston has filed any lawsuits against any of the Released Parties, he will notify MGA of such lawsuits immediately and cause them to be dismissed with prejudice prior to the Effective Date of this Consulting Agreement. MGA represents that none of the Released Parties has filed any lawsuits against Johnston or, if they have filed any lawsuits against Johnston, MGA will notify Johnston of such lawsuits immediately and cause them to be dismissed with prejudice prior to the Effective Date of this Consulting Agreement.

11. ASSIGNMENT. This Consulting Agreement shall inure to the benefit of and be binding on MGA or any successor to the rights of MGA. The rights and benefits of Johnston under this Consulting Agreement are personal, and no such right or benefit shall be subject to voluntary or involuntary alienation, assignment or transfer. Any attempted assignment or transfer by Johnston shall be invalid.

12. CURE PERIOD. If either of the Parties determine that the other has breached this Consulting Agreement, the non-breaching party will notify the party in breach of that fact in writing and the party in breach will be afforded ten (10) days to cure the breach.

13. NOTICES. Any notice hereunder to be provided by Johnston to MGA shall be made to:

                          MGA INSURANCE COMPANY, INC.
                          ATTN:  PRESIDENT

                          1445 ROSS AVENUE, SUITE 5300
                          DALLAS, TEXAS 75202

     Alternatively, Johnston may fax any written notice to MGA, Attention:
President, at (214) 647-0430.

     Any notice hereunder to be provided by MGA to Johnston shall be made to:

                          MCRAE B JOHNSTON
                          14150 SW 68 AVE
                          MIAMI, FLORIDA 33158

14. CHOICE OF VENUE. Any action, claim, or other legal proceedings brought to enforce the Consulting Agreement or otherwise concerning this Consulting Agreement SHALL be brought in a court of competent jurisdiction in Dallas County, Texas.

15. CHOICE OF LAW. The provisions of this Consulting Agreement shall be construed in accordance with the laws of the State of Florida without regard to its conflicts of law principles. In the event any term or condition or provision of this Consulting Agreement shall be determined to be invalid, illegal or unenforceable by a court of competent jurisdiction, the remaining terms, conditions and provisions of this Consulting Agreement shall remain in full force and effect to the extent permitted by law.

16. WAIVERS. No waiver of any of the terms of this Consulting Agreement shall be valid unless in writing and signed by all Parties to this Consulting Agreement. No waiver or default of any term of this Consulting Agreement shall be deemed a waiver of any subsequent breach or default of the same or similar nature. This Consulting Agreement may not be changed except by writing signed by the Parties.

17. PARAGRAPH NUMBERING AND ORDERING; CONSTRUCTION. The paragraph numbering and ordering in this Consulting Agreement is provided for convenience only and will not affect its construction or interpretation. Unless otherwise expressly provided, the word "including" does not limit the preceding or following words or terms. Each of the provisions of this Consulting Agreement, including without limitation the provisions of Sections 6, 7, 8, and 10, was included as a material inducement to each of the parties to this Consulting Agreement to enter into this Consulting Agreement.

18. BINDING EFFECT OF THIS CONSULTING AGREEMENT. This Consulting Agreement shall be binding upon Johnston and upon Johnston's heirs, administrators, representatives, executors, trustees, successors and assigns, and shall inure to the benefit of the Released Parties and each of them, and to their heirs, administrators, representatives, executors, trustees, successors, and assigns. This Consulting Agreement shall be binding upon MGA and its administrators, representatives, successors and assigns.

     EXECUTED on the date first above written.



                                        /s/ McRae B. Johnston
                                        --------------------------------------
                                        McRae B. Johnston

                                        MGA Insurance Company, Inc.


                                        By:   /s/ Glenn W. Anderson
                                            ----------------------------------


                                        Its:  President
                                            ----------------------------------